UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 29, 2020

FactSet Research Systems Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

45 Glover Avenue
Norwalk, Connecticut 06850
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (203) 810-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	FDS	New York Stock Exchange LLC
The Nasdaq Stock Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2020, with an effective date of March 1, 2020, FactSet Research Systems Inc. (the “Company”) adopted the Executive Severance Plan (the “Executive Severance Plan”) and the equity award letter agreement (the “Equity Award Agreement”) covering the Company’s Chief Executive Officer (the “CEO”), F. Philip Snow, and the Executive Vice Presidents and Senior Vice Presidents who are his direct reports (collectively, the “Executives”), including (among others) Helen L. Shan (Executive Vice President and Chief Financial Officer), Franck A.R. Gossieaux (Executive Vice President – Chief Revenue Officer), Rachel R. Stern (Executive Vice President – Chief Legal Officer and Global Head of Strategic Resources) and Gene D. Fernandez (Executive Vice President – Chief Technology and Product Officer). The Company determined that it was desirable to adopt the Executive Severance Plan and Equity Award Letter in order to establish the payments and benefits to be provided in connection with an Executive’s separation from the Company under various circumstances, subject to the Executive’s ongoing compliance with applicable restrictive covenants, including non-competition, non-solicitation and confidentiality.

Executive Severance Plan
The Executive Severance Plan provides that in the event an Executive’s employment is terminated without cause (as defined in the Executive Severance Plan), other than during the two-year period following a change of control (as defined in the Company’s Stock Option and Award Plan (the “ Equity Plan”)), the Executive would be entitled to cash severance payments equal to (i) one times the sum of base salary and target bonus (1.5 times for the CEO) paid in substantially equal installments, (ii) a pro rata annual bonus under the Company’s annual incentive plan in respect of the year of termination based on actual performance and paid when bonuses are normally paid to other senior executives of the Company, (iii) reimbursement of the cost of continued coverage under the Company’s group health plan for 12 months (18 months for the CEO) and (iv) reasonable outplacement assistance up to $25,000 during the 12-month period following such termination with a firm determined by the Company. Such severance payments and benefits are subject to the Executive’s execution of and compliance with a separation agreement and general release in favor of the Company, which requires compliance with existing noncompetition, non-solicitation and confidentiality covenants. In the event an Executive breaches the separation agreement, the Executive would forfeit the unpaid portion of any severance payments and benefits and the Company would be entitled to recover any amounts paid to the Executive prior to the date of the breach.

In addition, the Executive Severance Plan provides that in the event an Executive’s employment is terminated without cause or by the Executive for good reason (as defined in the Executive Severance Plan) within two years following a change of control, the Executive would be entitled to cash severance payments equal to (i) 1.5 times the sum of base salary and target bonus (2 times for the CEO) and a pro rata target bonus in respect of the year of termination, in each case, payable in a lump sum within 10 days following such termination, (ii) reimbursement of the cost of continued coverage under the Company’s group health plan for 18 months (24 months for the CEO) and (iii) reasonable outplacement assistance up to $25,000 during the 12-month period following such termination with a firm determined by the Company.

The Company may modify, amend, suspend or terminate the Executive Severance Plan at any time, except that any such amendment will (i) generally not be effective until one year after its approval and (ii) not affect any rights of a participant whose employment was terminated prior to the effective date of the amendment. In addition, the Executive Severance Plan may not be modified, amended, suspended or terminated in a manner adverse to the participants at any time beginning upon a potential change of control (as defined in the Executive Severance Plan) and during the two-year period following a change of control.

Equity Award Agreement
The Equity Award Agreement amends the terms of each Executive’s currently outstanding stock options, restricted stock units (the “RSUs”) and performance units (the “PUs”) granted pursuant to the Equity Plan that are currently unvested. The Equity Award Agreement also applies to future awards granted to the Executives (unless a particular grant provides otherwise), but does not affect currently vested awards.

The Equity Award Agreement provides that in the event an Executive’s employment is terminated without cause (as defined in the Executive Severance Plan), other than during the two-year period following a change of control (as defined in the Equity Plan), the Executive’s options and RSUs granted at least one year prior to termination will each vest in the next tranche and PUs granted at least one year prior to termination will vest pro rata based on length of service before termination and actual achievement of goals for the full performance period. The Equity Award Agreement further provides that options are exercisable for 90 days after termination (or until expiration, if shorter), RSUs are settled on the regular vesting date and PUs are settled at the end of the performance period. In accordance with the one-year minimum vesting requirement in the Equity Plan, all awards granted less than one year before termination will be forfeited, and all other awards that do not vest will be forfeited as well. Vesting is subject to the Executive’s execution of and compliance with a separation agreement and general release in favor of the Company, which requires compliance with existing noncompetition, non-solicitation and confidentiality covenants.

In the event an Executive’s employment is terminated without cause or by the Executive for good reason (as defined in the Executive Severance Plan) within two years following a change of control, the Executive’s options and RSUs will vest in full and PUs will vest with respect to the portion equal to the greater of (i) the pro rata portion based on length of service before termination and deemed achievement of goals at target levels and (ii) the portion of the award that vests based on actual performance through the change of control. The Equity Award Agreement further provides that options are exercisable for one year after termination (or until expiration, if shorter) and RSUs and PUs are settled within 10 days after termination.

In addition, pursuant to the Equity Award Agreement, in the event an Executive’s employment is terminated due to death or disability (as defined in the Executive Severance Plan), the Executive’s options and RSUs granted at least one year prior to termination will vest in full, and PUs granted at least one year prior to termination will vest assuming achievement of performance goals at target levels, with options remaining exercisable for one year after termination (and an additional 180-day period in the event of death following termination due to disability) (or until expiration, if shorter), and RSUs and PUs settled within ten days after termination. All awards granted less than one year prior to termination will be forfeited.

In the event an Executive retires (as defined in the Equity Award Agreement), the Equity Award Agreement provides that the Executive’s options granted at least one year prior to termination will continue to vest, RSUs granted at least one year prior to termination will continue to vest in the next tranche only and PUs granted at least one year prior to termination will continue to vest subject to achievement of performance goals. Options will remain exercisable through the 90-day period following vesting of the final tranche of an option grant (or until expiration, if shorter), or, if earlier, the 90-day period following the date of noncompliance with any existing noncompetition, non-solicitation and confidentiality covenants, RSUs will be settled on the regular vesting date and PUs will be settled at the end of the performance period. All outstanding awards that do not vest on retirement (including awards granted less than one year before termination) will be forfeited. Continued vesting is subject to the Executive’s execution of and compliance with a separation agreement and general release in favor of the Company, which requires compliance with existing noncompetition, non-solicitation and confidentiality covenants through the date of vesting (even if beyond the date the covenants would ordinarily expire). In the event of a change of control after an Executive retires, any options and RSUs that are outstanding following retirement and unvested as of the date of the change of control will vest in full, and PUs that are outstanding following retirement and unvested as of the date of the change of control will vest based on deemed achievement of performance goals at the greater of target and actual performance through the change of control, with options remaining exercisable for one year after the change of control (or until expiration, if shorter) and RSUs and PUs settled within ten days after the change of control. In addition, in the event of an Executive’s death following retirement, any options and RSUs that are outstanding following retirement and unvested as of the date of death will vest in full and any PUs that are outstanding as of retirement and unvested as of the date of death will remain outstanding and eligible to vest based on actual performance, with options remaining exercisable for one year after death (or until expiration, if shorter), RSUs settled within ten days after death and PUs settled at the end of the performance period.

The foregoing summaries of the Executive Severance Plan and Equity Award Agreement are general descriptions only and are qualified in their entirety by reference to the full text of the Executive Severance Plan and Equity Award Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	FactSet Research Systems Inc. Executive Severance Plan
10.2	Form of FactSet Research Systems Inc. Equity Award Agreement
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC. (Registrant)

Date: March 5, 2020	By:	/s/ HELEN L. SHAN
Helen L. Shan Executive Vice President and Chief Financial Officer (Principal Financial Officer)